Exhibit 99.1

STATE CAPITAL CORP.

AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2019 and 2018

CONTENTS

Page
Independent Auditors’ Report	1 - 2

Consolidated Balance Sheets	3 - 4

Consolidated Statements of Operations	5 - 6

Consolidated Statements of Comprehensive Income	7

Consolidated Statements of Changes in Stockholders’ Equity

Year ended December 31, 2019	8

Year ended December 31, 2018	9

Consolidated Statements of Cash Flows	10 - 11

Notes to Consolidated Financial Statements	12 - 61

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders

State Capital Corp.

Greenwood, Mississippi

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of State Capital Corp. and its subsidiaries (the Institution or State Capital Corp), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements. We have also audited State Capital Corp.’s internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the call report, FR Y-9C and FR-Y9LP, as of December 31, 2019 based on criteria established in the 2013 Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Management’s Responsibility for the Consolidated Financial Statements and Internal Control over Financial Reporting

State Capital Corp.’s management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of effective internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Management is also responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management Report Regarding Statement of Management’s Responsibilities, Compliance with Designated Laws and Regulations, and Management’s Assessment of Internal Control over Financial Reporting.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the institution’s internal control over financial reporting based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

An audit of consolidated financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Institution’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of consolidated financial statements also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

An audit of internal control over financial reporting involves performing procedures to obtain evidence about whether a material weakness exists. The procedures selected depend on the auditor’s judgment, including the assessment of the risk that a material weakness exists. An audit of internal control over financial reporting also involves obtaining an understanding of internal control over financial reporting and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.

Definition and Inherent Limitations of Internal Control over Financial Reporting

An institution’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation ofreliable consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of State Capital Corp. and its subsidiaries internal control over financial reporting included controls over the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America with the criteria established in the 2013 Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). An institution’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction, of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinions

In our opinion, the consolidated financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of State Capital Corp. and its subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, State Capital Corp. and its subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019 based on criteria established in the 2013 Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Emphasis of a Matter

As discussed in Note 20, on September 19, 2019 State Capital Corp. announced a definitive merger agreement under which BancPlus and State Capital Corp will merge. Our opinion is not modified with respect to this matter.

/s/ Postlethwaite & Netterville

Baton Rouge, Louisiana

March 10, 2020

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

A S S E T S

	2019	2018
Cash and due from banks	$29,277	$24,322
Federal funds sold	6,573	66,877

Cash and cash equivalents	35,850	91,199
Interest bearing deposits in other banks	11,668	1,312
Securities available-for-sale	104,719	120,737
Loans, less allowances for loan losses of $7,887 and $8,617 at December 31, 2019 and 2018, respectively	897,767	863,673
Bank premises and equipment, net	32,104	32,742
Accrued interest receivable	3,830	3,658
Other assets	77,878	78,102

Total Assets	$1,163,816	$1,191,423

The accompanying notes are an integral part of these consolidated financial statements.

L I A B I L I T I E S    A N D    S T O C K H O L D E R S’    E Q U I T Y

	2019	2018
LIABILITIES
Non-interest bearing deposits	$130,238	$140,257
Interest bearing deposits	868,077	876,985
Short-term borrowings	—	434
Notes payable	15,366	30,859
Subordinated debentures	15,465	15,465
Accrued interest payable	2,807	2,146
Other liabilities	17,864	18,266

Total liabilities	1,049,817	1,084,412

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Common stock - authorized 5,000,000 and 4,000,000 shares:
Class A voting common stock of $1.25 par value; 3,506,815 and 3,514,671 shares issued and outstanding	4,384	4,393
Class B non voting common stock of $1.25 par value; 26,502 shares issued and outstanding	33	33
Additional paid-in capital	58,117	58,340
Retained earnings	51,824	46,226
Unallocated ESOP shares	—	(19)
Accumulated other comprehensive income (loss), net	(359)	(1,962)

Total stockholders’ equity	113,999	107,011

Total Liabilities and Stockholders’ Equity	$1,163,816	$1,191,423

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

	2019	2018
INTEREST INCOME
Interest and fees on loans	$46,851	$44,188
Taxable investment income	2,973	2,579
Tax-exempt investment income	157	190
Federal funds sold	631	302
Interest bearing deposits	250	47

Total interest income	50,862	47,306

INTEREST EXPENSE
Deposits	11,493	8,059
Short-term borrowings	1	45
Other borrowings	1,267	1,409

Total interest expense	12,761	9,513

NET INTEREST INCOME	38,101	37,793
Provision for loan losses	456	147

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	37,645	37,646

OTHER OPERATING INCOME
Service charges and fees on deposit accounts	3,422	3,277
Other income	4,874	3,909

	8,296	7,186

The accompanying notes are an integral part of these consolidated financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

	2019	2018
OTHER OPERATING EXPENSE
Salaries and employee benefits	$22,412	$22,196
Net occupancy expenses	3,662	3,458
Equipment and data processing expenses	2,555	2,550
Other operating expenses	6,641	7,311

	35,270	35,515

INCOME BEFORE INCOME TAX EXPENSE	10,671	9,317
Income tax expense	2,623	2,186

NET INCOME	$8,048	$7,131

Earnings per share
Basic	$2.28	$2.02

Diluted	$2.28	$2.02

The accompanying notes are an integral part of these consolidated financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

	2019	2018
NET INCOME	$8,048	$7,131

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gains (losses) on securities:
Unrealized holdings losses arising during the period, net of tax of $460 and ($158), respectively	1,385	(475)
Less: reclassification adjustments for gains included in net income, net of tax of $73 and $7 respectively	218	19

Total other comprehensive income (loss)	1,603	(456)

TOTAL COMPREHENSIVE INCOME	$9,651	$6,675

The accompanying notes are an integral part of these consolidated financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2019

(In Thousands, Except for Share Data)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Unallocated ESOP Shares	Accumulated Other Comprehensive Loss	Total
	Shares	Amount	Shares	Amount
Balance at January 1, 2019	3,514,671	$4,393	26,502	$33	$58,340	$46,226	$(19)	$(1,962)	$107,011
Net Income	—	—	—	—	—	8,048	—	—	8,048
ASU 2016-01 cumulative effect of equity securities adjusted to market	—	—	—	—	—	(61)	—	—	(61)
Other Comprehensive Income (loss), Net of Tax ($533)	—	—	—	—	—	—	—	1,603	1,603
Shares issued:
Repurchase of stock	(19,856)	(24)	—	—	(571)	—	—	—	(595)
Contribution of Class A common shares to ESOP	12,000	15	—	—	345	—	—	—	360
Release of unallocated ESOP shares	—	—	—	—	3	—	19	—	22
Cash dividends declared:
Class A common stock ($.675 per share)	—	—	—	—	—	(2,364)	—	—	(2,364)
Class B common stock ($.925 per share)	—	—	—	—	—	(25)	—	—	(25)

Balance at December 31, 2019	3,506,815	$4,384	26,502	$33	$58,117	$51,824	$—	$(359)	$113,999

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2018

(In Thousands, Except for Share Data)

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Retained Earnings	Unallocated ESOP Shares	Accumulated Other Comprehensive Loss	Total
	Shares	Amount	Shares	Amount
Balance at January 1, 2018	3,496,747	$4,371	26,502	$33	$57,883	$41,128	$(38)	$(1,506)	$101,871
Net Income	—	—	—	—	—	7,131	—	—	7,131
Other Comprehensive Income (loss), Net of Tax ($151)	—	—	—	—	—	—	—	(456)	(456)
Shares issued:
Repurchase of stock	(8,233)	(10)	—	—	(234)	—	—	—	(244)
Stock sales - SCC Rabbi Trust	5,685	7	—	—	129	—	—	—	136
Stock sales - SBT Rabbi Trust	5,472	6	—	—	132	—	—	—	138
Contribution of Class A common shares to ESOP	15,000	19			427				446
Release of unallocated ESOP shares	—	—	—	—	3	—	19	—	22
Cash dividends declared:
Class A common stock ($.50 per share)	—	—	—	—	—	(2,012)	—	—	(2,012)
Class B common stock ($.75 per share)	—	—	—	—	—	(22)	—	—	(22)
Unallocated ESOP shares	—	—	—	—	—	1	—	—	1

Balance at December 31, 2018	3,514,671	$4,393	26,502	$33	$58,340	$46,226	$(19)	$(1,962)	$107,011

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,048	$7,131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of premises and equipment	1,590	1,532
Provision for loan losses	456	147
Amortization of intangible assets	206	207
Net investment amortization	703	766
Realized gain on sales of investments	(347)	(31)
Net gain on marketable equity securities	(26)	—
Net (gain) loss on sales of ORE	75	25
Write-down of repossessed assets	142	26
Release of unallocated ESOP shares	22	22
Contribution of shares to ESOP	360	447
Deferred income taxes	57	408
Change in:
Accrued interest receivable	(172)	22
Cash value of life insurance	(736)	(724)
Change in:
Accrued interest payable	661	1,009
Deferred compensation	(54)	159
Other, net	(521)	(1,022)

Net cash provided by operating activities	10,464	10,124

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities available-for-sale	(32,764)	(35,236)
Sales and maturities of securities available-for-sale	50,562	15,732
Net (increase) decrease in:
Interest bearing bank balances	(10,356)	14,908
Loans	(34,959)	13,623
Premises and equipment	(952)	(671)
Proceeds from sales of other real estate	589	890
Federal Home Loan Bank stock transactions	(68)	(56)
Other stock transactions	(27)	(1)

Net cash (used in) provided by investing activities	(27,975)	9,189

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands, Except for Share Data)

	2019	2018
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in:
Non-interest bearing deposits	$(10,019)	$(4,512)
Money market, NOW and savings deposits	(59,890)	41,167
Certificates of deposits	50,982	51,244
Short-term borrowings	(434)	(31,448)
Federal Home Loan Bank advances	(15,493)	(10,292)
Dividends paid	(2,389)	(2,033)
Proceeds from the issuance of common stock	—	274
Repurchase of common stock	(595)	(244)

Net cash (used in) provided by financing activities	(37,838)	44,156

Net increase (decrease) in cash and cash equivalents	(55,349)	63,469
Cash and cash equivalents - beginning of year	91,199	27,730

Cash and cash equivalents - end of year	$35,850	$91,199

Supplemental disclosures of cash flow information:
Interest paid	$12,589	$9,536

Income taxes paid	$2,694	$2,206

Acquisition of other real estate in noncash foreclosures	$409	$866

The accompanying notes are an integral part of these consolidated financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of State Capital Corp. (the Company) include the accounts of the Company and its wholly owned subsidiaries, State Bank & Trust Company (the Bank) and Valley Premises Company, which owns and manages certain other real estate until its disposition. Additionally, the Bank has subsidiaries, SBBP, LLC, the Bank’s 76.23% owned limited liability real estate partnership; SBT Financial Services, Inc., the Bank’s insurance company; and SBT Properties I and II which manage certain other real estate until its disposition. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

As discussed in Note 9, the Company is the sponsor of various statutory trusts. The trusts were utilized for the issuance of trust preferred securities. The Company’s investment in these trusts is included in other assets in the consolidated balance sheets.

Business

The Company is a one bank holding company whose primary activity is the ownership of the Bank. The Bank is a commercial bank headquartered in Greenwood, Mississippi and provides a full range of banking services to individual and corporate customers through its offices in Mississippi, Louisiana, and Alabama. As a state-chartered bank, the Bank is subject to the regulations of certain Federal and State agencies and undergoes periodic examinations by these regulatory agencies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on economic conditions and the real estate industry in the Southeast region of the United States.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Use of Estimates (continued)

Other estimates that are susceptible to significant changes in the near term relate to the determination of the valuation of deferred tax assets, other-than-temporary impairments of securities, deferred compensation arrangements, and the fair value of financial instruments.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains on securities available-for-sale and interest rate contracts.

Interest Bearing Deposits in Other Banks

Interest bearing deposits in other banks mature within one year and are carried at cost, which approximates market.

Investment Securities

Securities are accounted for in accordance with applicable guidance contained in the Accounting Standards Codification (ASC) which requires the classification of securities into one of three categories: trading, available-for-sale, or held-to-maturity.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates this classification periodically. Trading account securities are held for resale in anticipation of short-term market movements. Debt securities are classified as held-to-maturity, which are recorded at amortized cost, when the Company has the positive intent and ability to hold the securities to maturity. Securities not classified as held-to-maturity or trading are classified as available-for-sale. The Company did not have any trading or held-to-maturity securities during the years ended December 31, 2019 or 2018. Available-for-sale securities are stated at fair value, with unrealized gains and losses, net of income taxes, reported as a separate component of stockholders’ equity until realized.

The Bank adopted the provision in Accounting Standards Update (ASU) No. 2016-01, Financial Instruments–Recognition and Measurement of Financial Assets and Financial Liabilities. The main provisions of this update are to eliminate the available-for-sale classification of accounting for equity securities and to adjust the fair value disclosures for financial instruments carried at amortized such that the disclosed fair values represent an exit price as opposed to an entry price. The provisions of this update require that equity securities be carried at fair market value on the balance sheet and any periodic changes in market value are adjustments to the income statement. A practical expedient is provided for equity securities without a readily determinable fair value, such that these securities can be carried at cost less any impairment. The provision of this update also eliminated certain disclosures related to the assumptions used to measure fair value for assets and liabilities recorded at cost. The disclosure of fair value of the loan and interest-bearing deposit portfolios will be presented using an exit price method instead of the current discounted cash flow. Adoption of ASU 2016-01, which was effective for the Bank on January 1, 2019, resulted in a cumulative effect for equity securities in the amount of $61 which is recorded in the consolidated statement of changes in stockholders’ equity.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Investment Securities (continued)

The Financial Accounting Standards Board (FASB) has issued accounting guidance related to the recognition and presentation of other-than-temporary impairment. The accounting guidance specifies that (a) if an entity does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not, the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income (loss). For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment will be amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

For available-for-sale and held-to-maturity debt securities that management has no intent to sell and believes that it more-likely-than-not will not be required to sell prior to recovery, only the credit loss component of the impairment is recognized in earnings, while the non-credit loss is recognized in accumulated other comprehensive income (loss). The credit loss component recognized in earnings is identified as the amount of principal cash flows not expected to be received over the remaining term of the security as projected based on cash flow projections.

Equity securities not using the equity method are carried at estimated fair value based on information provided by a third party pricing service with changes in fair value and realized gains or losses reported in noninterest income. All equity securities are evaluated at least annually for impairment. The Bank’s equity securities have readily determinable fair values. Because changes in fair value are recorded as they occur, there is no expectation of a gain or loss on the sale of equity securities.

Premiums and discounts are amortized or accreted over the life of the related securities using the interest method. Interest income is recognized when earned. Realized gains and losses on available-for-sale securities are recorded on the trade date, included in earnings, and are determined using the specific amortized cost of the securities sold.

Other Stocks

The Bank, as a member of the Federal Home Loan Bank (FHLB) system and various other institutions, is required to maintain an investment in capital stock of each entity. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks are valued at cost. A determination as to whether there has been an impairment of a restricted stock investment is performed annually and includes a review of the current financial condition of the issuer.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Loans

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off, are stated at the principal amount outstanding, net of an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The Bank discontinues the accrual of interest on loans and recognizes income only as received when, in the judgment of management, the collection of interest, but not necessarily principal, is doubtful. All unpaid accrued interest is reversed and payments subsequently received are applied first to principal. Interest income is recorded after principal has been satisfied and as payments are received. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Past due status is based on the contractual terms of the loan. The Company calculates an allowance required for impaired loans based on the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price, or the fair value of its collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is required as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

The Company follows the accounting guidance on sales of financial assets, which includes participating interests in loans. For loan participations that are structured in accordance with this guidance, the sold portions are recorded as a reduction of the loan portfolio. Loan participations that do not meet the criteria are accounted for as secured borrowings.

Allowance for Loan Losses

The allowance for loan losses is established through provisions for loan losses charged against earnings. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level management believes to be adequate to absorb estimated probable loan losses. Management’s periodic evaluation of the adequacy of the allowance for loan losses is based on estimated credit losses for specifically identified loans as well as estimated probable credit losses inherent in the remainder of the loan portfolio. Management also evaluates the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrowers’ ability to repay, estimated values of any underlying collateral, and prevailing economic conditions.

This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Based on these estimates, an amount is charged to the provision for loan losses and credited to the allowance for loan losses in order to adjust the allowance to a level determined to be adequate to absorb existing losses. It should be understood that estimates of loan losses involve an exercise of judgment. While it is possible that in particular periods the Bank may sustain losses, which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated balance sheets is adequate to absorb probable losses in the existing loan portfolio.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Allowance for Loan Losses (continued)

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired. For these loans that are impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience, adjusted for qualitative factors.

Troubled Debt Restructurings

In situations where, for economic or legal reasons related to a borrower’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the borrower that the Bank would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). The Bank strives to identify borrowers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance, and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Bank grants the borrower new terms that provide for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.

Other Real Estate Owned

Other real estate acquired through partial or total satisfaction of loans is carried at the lower of fair value or the recorded loan balance at date of acquisition (foreclosure). Any loss incurred at the date of acquisition is charged to the allowance for loan losses. Gains or losses incurred subsequent to the date of acquisition are reported in current operations. Related operating income and expenses are reported in current operations.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally using the straight-line method and charged to operating expenses over the estimated useful lives of the assets which range from one to forty years. Costs of major additions and improvements are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

The Company has no intangible assets having indefinite lives other than goodwill. Intangible assets with determinable useful lives, such as core deposit intangibles, are amortized over their respective useful lives.

The Company follows the accounting guidance that allows for an assessment of qualitative factors to determine whether the existence of events or circumstances leads to a determination that a quantitative impairment test must be completed for goodwill. The Company determined, based on the qualitative factors, that an impairment test was not necessary, and therefore no impairment exists at December 31, 2019 or 2018.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Life Insurance Contracts

The majority of the life insurance contracts owned by the Company represent single premium life insurance contracts on the lives of current and former officers of the Company. The Company is the beneficiary of these policies, which were purchased in 1991, 2002, 2004, 2005, 2007, and 2010 as a vehicle to fund certain supplemental executive retirement plans.

These contracts are reported at their cash surrender value, and changes in the cash surrender value are included in other operating income.

Income Taxes

The Company, the Bank, and eligible subsidiaries file consolidated Federal and State income tax returns. Provisions for income taxes are based on taxes payable or refundable for the current year based on taxable income and deferred taxes on temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company applies the accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

Deferred tax assets are recognized if it is more-likely-than-not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term more-likely-than-not means a likelihood of more than 50 percent. A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment. Deferred tax assets are reduced by a valuation allowance, if based on the weight of evidence available, it is more-likely-than-not that some portion or all of deferred tax asset will not be realized.

The Company recognizes interest and penalties on income taxes as a component of income tax expense.

Income taxes are accounted for under the assets and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income as part of income tax expense or benefit for the period that includes the enactment date.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

In the accompanying consolidated statements of cash flows, the Company and its subsidiaries have defined cash equivalents as those amounts included in the consolidated balance sheet caption “Cash and due from banks” which includes “federal funds sold”.

Earnings Per Share

Basic earnings per share (EPS) represents income available to common shareholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if dilutive potential common stock had been converted to common stock.

Credit Related Financial Information

In the ordinary course of business, the Company has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Reclassifications

Certain reclassifications have been made to the 2018 financial statements in order for them to be consistent with the 2019 presentation.

Revenue Recognition

Effective January 1, 2019, the Bank adopted the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (Topic 606) and all subsequent ASUs that modified Topic 606. As the standard does not apply to revenue associated with receivables or financial instruments, net interest income, gains and losses from investment securities, and mortgage originations are not impacted by the standard. The Bank has identified certain recurring revenue streams related to noninterest income which are within the scope of Topic 606, as described below.

Service charges and fee income include deposit and lending-related fees. Deposit-related fees consist of fees earned on customer activities and are generally recognized when the transactions occur or as the service is performed. Fees are earned on deposit accounts for account maintenance and various transaction-based services, such as ATM transactions, wire transfer activities, check and money order processing and insufficient funds/overdraft transactions. Lending-related fees generally represent transactional fees earned from late payments and other miscellaneous fees.

Card interchange fees are recognized upon settlement of credit and debit card payment transactions and are generally determined on a percentage basis for credit cards and fixed rates for debit cards based on the corresponding payment network’s rates.

There are no significant judgments relating to the amount and timing of revenue recognition for revenue streams within the scope of Topic 606. Due to the nature of the services provided, the Bank does not incur costs to obtain contracts and there are no material incremental costs to fulfill these contracts that should be capitalized.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 1: Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Additionally, there are no material contract assets or receivables as the Bank does not typically enter into long-term revenue contracts with its customers.

The implementation of the new standard did not have a material impact on the measurement or recognition of revenue for any of the identified in-scope revenue streams and a cumulative effect adjustment to opening undivided earnings was not necessary. Results for reporting periods after January 1, 2019, are presented under Topic 606 using the modified retrospective transition method.

Accounting Pronouncements Issued But Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the statement of financial condition as well as additional disclosures. The updated guidance is effective for annual periods beginning after December 15, 2020.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The revised accounting guidance requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts and requires enhanced disclosures related to the significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization’s portfolio. In addition, ASU 2016-13 amends the accounting for credit losses of available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 will be effective for annual periods beginning after December 15, 2022.

The Company is currently assessing the impact of these pronouncements on its financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 2: Investment Securities

The following is a summary of the amortized cost and fair value of securities available-for-sale at December 31, 2019 and 2018:

	Amortized	Gross Unrealized		Fair
	Cost	Gains	Losses	Value
December 31, 2019:
U. S. Government agencies	$12,605	$1	$71	$12,535
Mortgage-backed investments	71,018	209	551	70,676
States and political subdivisions	5,440	105	—	5,545
Corporate obligations	16,135	7	179	15,963

Total debt securities	$105,198	$322	$801	$104,719

December 31, 2018:
U. S. Government agencies	$14,036	$—	$255	$13,781
Mortgage-backed investments	103,789	290	2,577	101,502
States and political subdivisions	5,527	—	73	5,454

Total debt securities	$123,352	$290	$2,905	$120,737

The Company routinely conducts periodic reviews to identify and evaluate investment securities to determine whether an other-than-temporary impairment has occurred on these securities. Default rates, discount rates, and recovery percentages are used to determine if an unrealized loss is other-than-temporary. There was no amount included in earnings related to the credit loss for which an other-than-temporary impairment was not previously recognized for the years ended December 31, 2019 or 2018. Following is a summary of available-for-sale securities which were in an unrealized loss position and the length of time that individual securities have been in a continuous loss position at December 31, 2019 and 2018.

	Less Than 12 Months			12 Months or More			Total
	Number of	Fair	Unrealized	Number of	Fair	Unrealized	Fair	Unrealized
	Securities	Value	Losses	Securities	Value	Losses	Value	Losses
December 31, 2019:
U.S Government agencies	1	$2,363	$(8)	5	$8,266	$(63)	$10,629	$(71)
Mortgage-backed investments	6	9,173	(35)	30	39,674	(516)	48,847	(551)
States and political subdivisions	—	—	—	1	1,004	—	1,004	—
Corporate obligations	7	14,977	(179)	—	—	—	14,977	(179)

	14	$26,513	$(222)	36	$48,944	$(579)	$75,457	$(801)

December 31, 2018:
U.S Government agencies	3	$6,025	$(126)	5	$7,633	$(129)	$13,658	$(255)
Mortgage-backed investments	5	6,274	(79)	47	67,259	(2,498)	73,533	(2,577)
States and political subdivisions	1	368	(1)	7	5,016	(72)	5,384	(73)

	9	$12,667	$(206)	59	$79,908	$(2,699)	$92,575	$(2,905)

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 2: Investment Securities (continued)

The amortized cost and fair value of available for sale securities as of December 31, 2019, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with, or without, call or prepayment penalties.

	Amortized	Fair
	Cost	Value
One year or less	$4,381	$4,392
After one through five years	71,328	70,974
After five through ten years	24,254	24,100
After ten years	5,235	5,253

	$105,198	$104,719

The fair value of securities available-for-sale which were pledged to secure public deposits, short-term borrowings and for other purposes required or permitted by law, totaled $152,697 and $170,118 at December 31, 2019 and 2018, respectively.

The following is a summary of gross realized gains and losses on sales of available-for-sale securities during the years ended December 31, 2019 and 2018:

	2019	2018
Gross realized gains	$416	$31
Gross realized losses	(69)	—

	$347	$ 31

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans

The Bank’s loan portfolio includes commercial, consumer, agricultural and real estate loans primarily in the Bank’s market areas throughout the states of Mississippi, Louisiana, and Alabama. Although the Bank has a diversified loan portfolio, the Bank has a concentration of credit risks related to the real estate market, the agricultural market, and general economic conditions in the Bank’s market areas. The composition of the loan portfolio at December 31, 2019 and 2018 follows.

	2019	2018
Secured by real estate:
One to four family residential	$210,541	$210,486
Multifamily residential	26,616	34,136
Commercial	392,009	364,582
Farmland	69,480	70,914
Construction and land development	111,022	98,815
Agricultural loans	12,873	11,784
Consumer loans	21,864	20,995
Commercial	58,970	57,305
Other	2,279	3,273

	$905,654	$872,290

The Bank has an established methodology to determine the adequacy of the allowance for loan losses that assesses the risks and losses inherent in the Bank’s portfolio. For purposes of determining the allowance for loan losses, the Bank segments loans in its portfolio by class code. The models and assumptions the Bank uses to determine the allowance are reviewed to ensure that their theoretical foundation, assumptions, data integrity, computational processes, reporting practices, and end-user controls are appropriate and properly documented.

The Bank’s Estimation Process

The Bank estimates loan losses using 5-year, 3-year, and single year average historical loss percentages for all loans, which are based on historical loss percentages and estimated losses on individually evaluated impaired loans. Management then applies judgment to develop its own view of loss probability using external and internal parameters with the objective of establishing an allowance for the losses inherent for these portfolios as of the reporting date.

Substantially all of the Bank’s consumer loans are secured by collateral. In order to track and measure the risk of nonperformance for these loans, the Bank periodically obtains updates of the credit scores for all loans and considers local economic factors which may affect collateral values.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Reflected in the portions of the allowance previously described is an amount for uncertainty inherent in estimates used for the allowance, which may change from period to period. This amount is the result of management’s judgment of risks inherent in the portfolios, economic uncertainties, historical loss experience and other subjective factors, including industry trends, calculated to better reflect the Bank’s view of risk in the loan portfolio. No single statistic or measurement determines the adequacy of the allowance for loan loss. Changes in the allowance for loan loss and the related provision expense can materially affect net income.

Loans by Segment

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Bank considers the allowance for loan losses of $7,887 adequate to cover loan losses inherent in the loan portfolio at December 31, 2019. The following table presents by loan segment, the changes in the allowance for loan losses and the recorded investment in loans.

Allowance for Loan Losses and Recorded Investment in Loans

For the Year Ended December 31, 2019

	Construction			Commercial			One to
	& Land		Commercial	&			Four Family
	Development	Multifamily	Real Estate	Industrial	Agricultural	Farmland	Residential	Consumer	Other	Unallocated	Total
Allowance for Loan Losses:
Beginning balance	$1,206	$1,082	$1,892	$297	$171	$595	$2,090	$148	$10	$1,126	$8,617
Charge-offs	(20)	—	(606)	(116)	—	—	(692)	(208)	—	(172)	(1,814)
Recoveries	16	—	2	5	2	—	548	55	—	—	628
Provision	456	(869)	492	162	(60)	3	(217)	190	(4)	303	456

Ending balance	$1,658	$213	$1,780	$348	$113	$598	$1,729	$185	$6	$1,257	$7,887

Ending allowance balance,
Individually evaluated
for impairment	$131	$104	$152	$64	$3	$10	$321	$21	$—	$—	$806
Collectively evaluated for impairment	1,527	109	1,628	284	110	588	1,408	164	6	1,257	7,081

	$1,658	$213	$1,780	$348	$113	$598	$1,729	$185	$6	$1,257	$7,887

Ending loan balance,
Individually evaluated
for impairment	$398	$220	$1,497	$87	$106	$1,481	$3,337	$80	$—	$—	$7,206
Collectively evaluated for impairment	110,624	26,396	390,512	58,883	12,767	67,999	207,204	21,784	2,279	—	898,448

	$111,022	$26,616	$392,009	$58,970	$12,873	$69,480	$210,541	$21,864	$2,279	$—	$905,654

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Loans by Segment (continued)

The following table presents by loan segment, the changes in the allowance for loan losses and the recorded investment in loans.

Allowance for Loan Losses and Recorded Investment in Loans

For the Year Ended December 31, 2018

	Construction			Commercial			One to
	& Land		Commercial	&			Four Family
	Development	Multifamily	Real Estate	Industrial	Agricultural	Farmland	Residential	Consumer	Other	Unallocated	Total
Allowance for Loan Losses:
Beginning balance	$968	$1,331	$2,515	$395	$191	$628	$2,533	$129	$18	$1,001	$9,709
Charge-offs	(7)	—	(118)	(200)	(6)	—	(930)	(150)	(1)	(90)	(1,502)
Recoveries	22	—	—	7	—	—	215	19	—	—	263
Provision	223	(249)	(505)	95	(14)	(33)	272	150	(7)	215	147

Ending balance	$1,206	$1,082	$1,892	$297	$171	$595	$2,090	$148	$10	$1,126	$8,617

Ending allowance balance,
Individually evaluated
for impairment	$45	$937	$165	$75	$71	$16	$558	$15	$—	$—	$1,882
Collectively evaluated for impairment	1,161	145	1,727	222	100	579	1,532	133	10	1,126	6,735

	$1,206	$1,082	$1,892	$297	$171	$595	$2,090	$148	$10	$1,126	$8,617

Ending loan balance,
Individually evaluated
for impairment	$406	$1,806	$1,617	$199	$174	$576	$4,314	$48	$—	$—	$9,140
Collectively evaluated for impairment	98,409	32,330	362,965	57,106	11,610	70,338	206,172	20,947	3,273	—	863,150

	$98,815	$34,136	$364,582	$57,305	$11,784	$70,914	$210,486	$20,995	$3,273	$—	$872,290

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Credit Quality Information

All loans are subject to individual risk assessments using the following factors: ability of the borrower to pay, financial condition of the borrower, management ability of the borrower, collateral and guarantors, loan structure, and industry and economics.

The Bank uses the following risk rating definitions during the year ended December 31, 2019, to assess risk within its loan portfolio.

Grade 1 - Virtually No Risk - Credits in this category are virtually risk-free. Credits are secured by assignment of certificates of deposit issued by the Bank, U.S. Treasury Notes, or properly margined, readily marketable securities. In all cases, positive control of the collateral must be maintained by the Bank. The repayment program is well-defined and achievable, and repayment sources are numerous. No material documentation deficiencies or exceptions exist.

Grade 2 - Minimal Credit Risk - This grade is reserved for new loans that are within guidelines and where the borrowers have documented significant overall financial strength and a liquid financial statement. These loans have multiple and excellent sources of repayment, with no significant identifiable risk of collection, and conform in all respects to policy, guidelines, underwriting standards, and federal and state regulations (no exceptions of any kind).

Grade 3 - Satisfactory Credit Risk - This grade is reserved for loans which exhibit satisfactory credit risk. These loans have excellent sources of repayment, with no significant identifiable risk of collection. Generally, loans assigned this risk grade will demonstrate the following characteristics: (a) conformity in all respects with policy, guidelines, underwriting standards, and federal and state regulations (no exceptions of any kind), (b) documented historical and/or expected operational cash flow that meets or exceeds required minimum Bank guidelines, or that can be supplemented with verifiable cash flow from other sources to cover all required principal payments on term debt plus provide any funds required for working capital growth or fixed asset acquisition, and (c) adequate secondary sources to liquidate the debt, including combinations of liquidity, liquidation of collateral, or liquidation value to the net worth of the borrower or guarantor.

Grade 4 - Marginal Credit Risk - This grade is given to acceptable loans. These loans have adequate sources of repayment, with little identifiable risk of collection. Loans assigned this risk grade will demonstrate the following characteristics: (a) general conformity to the Bank’s underwriting requirements, with limited exceptions to policy, product or underwriting guidelines, (b) documented historical and/or expected operational cash flow that meets or exceeds required minimum Bank guidelines, or that can be supplemented with verifiable cash flow from other sources to cover all required principal payments on term debt plus provide any funds required for working capital growth or fixed asset acquisition, and (c) adequate secondary sources to liquidate the debt, including combinations of liquidity, liquidation of collateral, or liquidation value to the net worth of the borrower or guarantor.

Grade 5 - Weak Pass - This grade is given to loans that show signs of weakness in either adequate sources of repayment or collateral, but have demonstrated mitigating factors that minimize the risk of delinquency or loss.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Credit Quality Information (continued)

Grade 6 - Special Mention - Loans with underwriting guideline tolerances and/or exceptions and with no mitigating factors. Loans assigned to this category are currently protected but are potentially weak. While concerns exist, the Bank is currently protected and loss is unlikely. These loans constitute an undue and unwarranted credit risk but not to the point of justifying a classification of Substandard. They have potential weaknesses that may, if not checked or corrected, weaken the asset or inadequately protect the Bank’s credit position at some future date.

Grade 7 - Substandard - A substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified as substandard must have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt; they are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loans in this category are characterized by deterioration in quality exhibited by any number of well-defined weaknesses requiring corrective action.

Grade 8 - Doubtful - Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions, and values highly questionable and improbable. The possibility for loss is high, but because of certain pending factors that may work to the advantage of the Bank, classification of a loss is deferred until a more exact status is determined.

Grade 9 - Loss - Loans classified Loss are considered uncollectable and of such little value that their continuance as assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that it is not practical or desirable to defer writing off this worthless loan even though partial recovery may be affected in the future.

The table below presents classes of outstanding loans by risk category:

Credit Quality Indicators

Credit Risk Profile by Creditworthiness Category by Class of Loan

For the Year Ended December 31, 2019

	Construction			Commercial			One to
	& Land		Commercial	&			Four Family
	Development	Multifamily	Real Estate	Industrial	Agricultural	Farmland	Residential	Consumer	Other
Grade 1	$—	$—	$—	$5,576	$97	$—	$211	$5,930	$—
Grade 2	—	—	—	15	—	—	—	—	—
Grade 3	9,430	715	30,816	14,075	672	8,156	12,838	7	—
Grade 4	57,562	16,816	273,991	31,186	6,567	47,190	174,385	15,846	2,279
Grade 5	43,633	1,903	82,947	7,897	5,431	12,290	19,763	—	—
Grade 6	—	6,961	3,017	135	—	363	7	—	—
Grade 7	398	220	1,238	87	106	1,481	3,337	80	—

Total	$111,023	$26,615	$392,009	$58,971	$12,873	$69,480	$210,541	$21,863	$2,279

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Credit Quality Information (continued)

The table below present classes of outstanding loans by risk category:

Credit Quality Indicators

Credit Risk Profile by Creditworthiness Category by Class of Loan

For the Year Ended December 31, 2018

	Construction			Commercial			One to
	& Land		Commercial	&			Four Family
	Development	Multifamily	Real Estate	Industrial	Agricultural	Farmland	Residential	Consumer	Other
Grade 1	$—	$—	$—	$9,129	$82	$—	$—	$5,236	$—
Grade 2	—	—	—	—	—	—	—	—	—
Grade 3	8,768	—	16,569	6,561	1,013	5,117	7,040	34	100
Grade 4	72,426	26,173	286,568	36,310	6,670	52,884	182,760	15,677	2,638
Grade 5	17,214	2,595	55,047	5,106	3,845	11,484	16,192	—	535
Grade 6	—	3,561	4,781	—	—	853	179	—	—
Grade 7	407	1,807	1,617	199	174	576	4,315	48	—

Total	$98,815	$34,136	$364,582	$57,305	$11,784	$70,914	$210,486	$20,995	$3,273

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Troubled Debt Restructurings

The following table includes loans modified as TDRs by portfolio class at December 31, 2019:

		Pre-Modification	Post-Modification
	Number of	Outstanding	Outstanding
	Loans	Recorded Investment	Recorded Investment
Troubled Debt Restructurings:
Construction & Land Development	2	$573	$310
Commercial Real Estate	1	207	185
Farmland	1	276	15
One to Four Family Residential	8	1,045	836

Total	12	$2,101	$1,346

The modification of the terms of such construction and land development loan included a reduction of loan payments and a stated rate of interest lower than the current market rate. The modification of the terms of such commercial real estate loan included an extension of the maturity date. The modification of the terms of the farmland loan included a modification in payment terms to principal only payments. The modification of the terms of such one to four family residential loans included an extension of the maturity date at a stated rate of interest lower than the current market rate, a modification in payment terms to interest only payments, extending the existing amortization, a 90-day waiver of principal payments and modification in payment terms in accordance with bankruptcy proceedings of borrowers.

The following table includes loans modified as TDRs by portfolio class at December 31, 2018:

		Pre-Modification	Post-Modification
	Number of	Outstanding	Outstanding
	Loans	Recorded Investment	Recorded Investment
Troubled Debt Restructurings:
Commercial & Industrial	1	$343	$85
Commercial Real Estate	1	206	191
Farmland	—	—	—
One to Four Family Residential	1	276	33
Total	9	1,237	1,105

	12	$2,062	$1,414

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Age Analysis of Past Due Loans by Class

Following are tables which includes an aging analysis of the recorded investment of past due loans as of December 31, 2019 and 2018.

Credit Quality Information

Age Analysis of Past Due Loans by Class of Loan

As of December 31, 2019

				Greater than	Total
		30-59 Days	60-89 Days	90 days	Nonaccrual	Total
	Current	Past Due	Past Due	Past Due	Loans	Receivables
Construction & land development	$110,966	$14	$32	$—	$10	$111,022
Multifamily	26,396	—	—	—	220	26,616
Commercial real estate	390,914	544	—	—	551	392,009
Commercial & industrial	58,801	108	48	—	13	58,970
Agricultural	12,767	—	—	—	106	12,873
Farmland	69,067	291	18	—	104	69,480
One to four family residential	207,684	1,066	126	—	1,665	210,541
Consumer	21,761	72	—	—	31	21,864
Other	2,279	—	—	—	—	2,279

Ending balance	$900,635	$2,095	$224	$—	$2,700	$905,654

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Credit Quality Information

Age Analysis of Past Due Loans by Class of Loan

As of December 31, 2018

				Greater than	Total
		30-59 Days	60-89 Days	90 days	Nonaccrual	Total
	Current	Past Due	Past Due	Past Due	Loans	Receivables
Construction & land development	$98,528	$35	$—	$—	$252	$98,815
Multifamily	33,895	—	—	—	241	34,136
Commercial real estate	364,125	52	—	—	405	364,582
Commercial & industrial	57,169	53	—	—	83	57,305
Agricultural	11,610	—	—	—	174	11,784
Farmland	70,870	—	—	—	44	70,914
One to four family residential	207,434	693	27	—	2,332	210,486
Consumer	20,893	84	2	—	16	20,995
Other	3,273	—	—	—	—	3,273

Ending balance	$867,797	$917	$29	$—	$3,547	$872,290

Nonaccrual Loans

Generally, consumer loans not secured by real estate or autos are placed on nonaccrual status only when part of the principal has been charged off. These loans are charged off or charged down to the net realizable value of the collateral when deemed uncollectible, due to bankruptcy or other factors.

The Bank places a loan on nonaccrual status, until it qualifies for return to accrual status. Generally, the Bank returns a loan to accrual status when (a) all delinquent interest and principal become current under the terms of the loan agreement or (b) the loan is both well-secured and in the process of collection and collectability is no longer doubtful.

The Bank has determined that the entire balance of a loan is contractually delinquent for all classes if the minimum payment is not received by the specified due date on the borrower’s statement. Interest and fees continue to accrue on past due loans until the date the loan goes into nonaccrual status, if applicable.

Impaired Loans

The Bank considers a loan to be impaired when, based on current information and events, the Bank determines that the Bank will not be able to collect all amounts due according to the loan contract, including scheduled interest payments. Determination of impairment is treated the same across all classes of loans. When the Bank identifies a loan as impaired, the Bank measures the impairment based on the current fair value of the collateral, less selling costs when foreclosure is probable, instead of discounted cash flows. If the Bank determines that the value of the impaired loan is less than the recorded investment in the loan (net of previous charge-offs, deferred loan fees or costs and unamortized premium or discount), the Bank recognizes impairment through an allowance estimate or a charge-off to the allowance.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

When the ultimate collectability of the total principal of an impaired loan is in doubt and the loan is on nonaccrual status, all payments are applied to principal, under the cost recovery method. When the ultimate collectability of the total principal of an impaired loan is not in doubt and the loan is on nonaccrual status, contractual interest is credited to interest income when received, under the cash basis method.

The amount of interest not accrued on impaired loans did not have a significant effect on earnings for the years ended December 31, 2019 or 2018. The Bank is not committed to lend additional funds to debtors whose loans have been modified.

The following tables include the recorded investment and unpaid principal balances for impaired loans with the associated allowance amount, if applicable. The Bank determined the specific allowance based on the current fair value of the collateral, less selling costs.

Impaired loans information

Impaired loans by class with no related allowance recorded

As of December 31, 2019

		Unpaid		Interest
	Recorded	principal	Related	income
	investment	balance	allowance	recognized
Construction & land development	$76	$76	$—	$1
Multifamily	—	—	—	—
Commercial real estate	738	737	—	1
Commercial & industrial	23	22	—	1
Agricultural	—	—	—	—
Farmland	1,439	1,428	—	10
One to four family residential	2,200	2,195	—	6
Consumer	39	39	—	—

Ending Balance	$4,515	$4,497	$—	$19

Impaired loans information

Impaired loans by class with an allowance recorded

As of December 31, 2019

		Unpaid		Interest
	Recorded	principal	Related	income
	investment	balance	allowance	recognized
Construction & land development	$324	$323	$131	$1
Multifamily	220	220	104	—
Commercial real estate	761	760	152	1
Commercial & industrial	68	68	64	—
Agricultural	105	105	3	—
Farmland	53	53	10	—
One to four family residential	1,144	1,142	321	2
Consumer	41	41	21	—

Ending Balance	$2,716	$2,712	$806	$4

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

Impaired Loans (continued)

Impaired loans information

Impaired loans by class with no related allowance recorded

As of December 31, 2018

	Recorded investment	Unpaid principal balance	Related allowance	Interest income recognized
Construction & land development	$30	$30	$—	$—
Multifamily	—	—	—	—
Commercial real estate	803	802	—	51
Commercial & industrial	108	107	—	5
Agricultural	—	—	—	—
Farmland	526	517	—	10
One to four family residential	2,035	2,033	—	32
Consumer	31	31	—	—

Ending Balance	$3,533	$3,520	$—	$98

Impaired loans information

Impaired loans by class with an allowance recorded

As of December 31, 2018

	Recorded investment	Unpaid principal balance	Related allowance	Interest income recognized
Construction & land development	$376	$376	$45	$9
Multifamily	1,808	1,806	937	1
Commercial real estate	818	816	165	2
Commercial & industrial	92	92	75	1
Agricultural	173	173	71	6
Farmland	59	59	16	—
One to four family residential	2,283	2,281	558	107
Consumer	17	17	15	—

Ending Balance	$5,626	$5,620	$1,882	$126

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 3: Loans (continued)

In the ordinary course of business, the Bank makes loans to its (and the Company’s) executive officers and directors and to companies in which these officers and directors are principal owners. In the opinion of management, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons.

The following is a summary of loans made to such borrowers.

	2019	2018
Beginning balance	$603	$951
Advances	212	141
Repayments	(296)	(489)

Ending balance	$519	$603

The Bank had loan commitments to these related parties of $1,785 at December 31, 2019 and $1,585 at December 31, 2018.

Note 4: Bank Premises and Equipment

The following is a summary of bank premises and equipment at December 31, 2019 and 2018:

	2019	2018
Land and buildings	$42,751	$42,147
Furniture, fixtures and equipment	17,964	18,562

	60,715	60,709
Less accumulated depreciation	(28,611)	(27,967)

	$32,104	$32,742

Depreciation expense for premises and equipment amounted to $1,590 and $1,532 for the years ended December 31, 2019 and 2018, respectively.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 5: Other Assets

The following is a summary of other assets at December 31, 2019 and 2018:

	2019	2018
Goodwill	$27,026	$27,026
Amortized intangible assets	313	519
Other real estate	1,356	1,753
Cash surrender value of life insurance	28,259	27,523
Federal Home Loan Bank stock	2,477	2,409
Investment in statutory trusts	466	466
Other investments, at cost	2,064	2,118
Notes receivable of Rabbi Trusts	9,286	9,425
Deferred income taxes	5,181	5,750
Income tax receivable	431	305
Other	1,019	808

	$77,878	$78,102

As a condition to borrowing funds from the Federal Home Loan Bank of Dallas (FHLB), the Bank is required to purchase stock in the FHLB. No ready market exists for the stock, and it has no quoted market value. The investment in FHLB stock can only be redeemed by the FHLB at face value.

The following is a summary of intangible assets.

		Core Deposit Intangibles
	Goodwill	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
January 1, 2018	$27,026	$3,702	$(2,976)	$726
Amortization	—	—	(207)	(207)

December 31, 2018	27,026	3,702	(3,183)	519
Amortization	—	—	(206)	(206)

December 31, 2019	$27,026	$3,702	$(3,389)	$313

Intangible assets with a determinable useful life are amortized over their useful lives. The Bank’s core deposit intangibles have a 14-year life with remaining lives of .25 to 2.5 years at December 31, 2019. Estimated amortization expense for the five succeeding years is as follows:

Year Ending December 31,	Amount
2020	$154
2021	112
2022	47

$313

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 6: Deposits

The following is a summary of deposits at December 31, 2019 and 2018:

	2019	2018
Non-interest bearing	$130,238	$140,257

Interest bearing:
Money market, NOW and savings accounts	505,880	565,770
Time deposits of $250 thousand or more	88,792	71,067
Other certificates of deposit	273,405	240,148

Total interest bearing	868,077	876,985

Total deposits	$998,315	$1,017,242

Total interest expense for demand deposits and NOW accounts was $2,263 and $1,465 for December 31, 2019 and 2018, respectively. Total interest expense for savings accounts including money market accounts was $2,726 and $2,162 for December 31, 2019 and 2018, respectively.

Included in deposits are deposits from directors, officers, their immediate families, and related companies. These accounts totaled approximately $13,789 and $13,645 at December 31, 2019 and 2018, respectively

At December 31, 2019, scheduled maturities of certificates of deposits are as follows:

Year ending December 31st	Amount
2020	$187,658
2021	96,812
2022	26,473
2023	31,463
2024	19,791

$362,197

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 7: Short-Term Borrowings

The following is a summary of information related to short-term borrowings:

	Balance Outstanding
	Maximum Month End	Average Daily	At Year End
December 31, 2019:
Securities sold under agreements to repurchase	$619	$178	$—

December 31, 2018:
Securities sold under agreements to repurchase	$1,540	$668	$434

Securities sold under agreements to repurchase generally have maturities of less than 30 days and are secured by U. S. Government agency and mortgage-backed securities.

Note 8: Notes Payable

The Bank has advances from the Federal Home Loan Bank of Dallas (FHLB) which are collateralized by a blanket lien on first mortgage loans which totaled $402,862 and $397,892 at December 31, 2019 and 2018, respectively, and other qualifying loans. The following is a summary of these advances at December 31, 2019 and 2018.

	2019	2018
Balance	$15,366	$30,859
Range of rates	1.21% - 2.51%	1.21% - 2.51%
Range of maturities	2020 - 2023	2019 - 2023

The following is a summary of future principal payments at December 31, 2019:

Year ending December 31st	Amount
2020	$4,027
2021	2,017
2022	6,538
2023	2,784

$15,366

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 8: Notes Payable (continued)

The Bank has established various lines-of-credit and other sources of funds with correspondent banks to provide additional sources of operating funds. The Bank can borrow up to approximately $282 million under these agreements. The FHLB line of credit has $105 million pledged to public funds at December 31, 2019.

Note 9: Subordinated Debentures Payable to Subsidiary Trusts

The Company is a sponsor of the common stock of business trusts that have issued preferred capital securities to third parties. These trusts used the proceeds from the issuance of the common stock and the preferred capital securities to purchase debentures issued by the Company. These debentures qualify as Tier I capital for the Company, subject to regulatory rules and limits. These debentures are the trusts’ only assets and quarterly interest payments on these debentures are the sole source of cash for the trusts to pay quarterly distributions on the common stock and preferred capital securities. The Company has fully and unconditionally guaranteed the trusts’ obligations with respect to the preferred capital securities.

The Company has the right to defer the payment of interest on the subordinated debentures at any time, or from time to time, for periods not exceeding five years. If interest payments on the subordinated debentures are deferred, the distributions on the trust preferred securities are also deferred. Interest on the subordinated debentures and distributions on the trust preferred securities are cumulative.

The following is a summary of debentures payable to statutory trusts at December 31, 2019 and 2018. Interest rates adjust quarterly for the debentures whose rates are indexed with LIBOR.

	Year of Maturity	Interest Rate	2019	2018
State Capital Statutory Trust IV	2035	3 month LIBOR, plus 1.99%	$5,155	$5,155
First Bancshares of Baton Rouge
Statutory Trust I	2034	3 month LIBOR, plus 2.50%	4,124	4,124
State Capital Master Trust	2037	3 month LIBOR, plus 1.46%	6,186	6,186

			$15,465	$15,465

The Company has the right to redeem the debentures prior to maturity without any repayment penalty. Upon redemption of the subordinated debentures payable to a statutory trust, the trust will also liquidate its common stock and preferred capital securities.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 10: Employee Benefit Plans

401(k) Plan

The Plan is a defined contribution plan covering all full-time employees of State Bank & Trust Company (the Bank and the Employer) and affiliated companies who have completed one month of service and are age twenty-one or older. In order for an employee to be eligible to receive the Employer match, the employee must have completed one year and 1,000 hours of service and be age twenty-one or older. The Bank matches 50% of an employee’s contributions subject to a limit of 6% of the employee’s compensation. Total expense under this employee benefit plan was $336 in 2019 and $313 in 2018, respectively.

Employee Stock Ownership Plan

The Company has an employee stock ownership plan (ESOP) covering employees of the Company and subsidiaries. Full time employees and part time employees with 1,000 or more hours of service per year become eligible for participation in the ESOP after one year of service. Contributions to the ESOP are made at the discretion of the Board of Directors. The ESOP owned 334,777 and 338,179 shares of the Company’s common stock at December 31, 2019 and 2018, respectively.

As the ESOP loans are repaid, the common stock pledged as collateral is released for allocation to participants’ accounts in proportion to the current year’s principal and interest payments to the total principal and interest payments to be made on the loans in the current and future years. There were no unallocated shares at December 31, 2019 and there were 724 unallocated shares having a total market value of $22 at December 31, 2018. Dividends on unallocated shares are recorded as a charge against current earnings.

The following is a summary of ESOP expense for 2019 and 2018.

	2019	2018
Market value of released unallocated shares	$22	$22
Interest expense	1	1
Dividends on unallocated shares	—	1
Contribution of shares	360	447

	383	471
Less interest expense paid by the ESOP to the Company not recognized in the consolidated statement of earnings	(1)	(1)

	$382	$470

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 10: Employee Benefit Plans (continued)

Deferred Retirement Arrangements

The Company and Bank have deferred retirement arrangements for the benefit of certain officers, which generally provide for the payment of monthly benefits to participants at retirement for a specified period of years. The Company and Bank are accruing the present value of the projected benefits to the date of retirement of the respective participants using an average discount rate of approximately 5.5% at December 31, 2019 and 2018. The following is a summary of deferred compensation liability.

	2019	2018
Beginning balance	$7,616	$7,901
Expense accrued	470	496
Payments	(781)	(781)

Ending balance	$7,305	$7,616

Rabbi Trusts

The Company and Bank have deferred retirement agreements for the benefit of certain directors. Contributions are made into Rabbi Trusts under the terms of these agreements. Upon retirement, the participants are entitled to retirement benefits to be paid over a specified time period in trust assets. The Company accounts for these deferred retirement agreements in accordance with applicable guidance contained in the Accounting Standards Codification which requires the Company to consolidate into its financial statements the net assets of the trusts. The deferred compensation liability under these trusts was $9,703 and $9,477 at December 31, 2019 and 2018, respectively.

Note 11: Other Income

Significant components of other income for the years ended December 31, 2019 and 2018, are as follows:

	2019	2018
Mortgage loan income	$119	$103
ATM and debit card income	2,192	2,030
Life insurance income	713	704
Gain on marketable equity securities	26	—
Gains on sales of investment securities	347	31
Other	1,477	1,041

	$4,874	$3,909

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 12: Other Expenses

Significant components of other expenses for the years ended December 31, 2019 and 2018, are as follows:

	2019	2018
Advertising and promotion	$208	$299
Amortization	207	207
Communications	925	967
Postage and courier service	433	466
Professional fees	928	1,786
Supplies	337	327
Net other real estate expenses and losses	85	80
Assessments and dues	606	994
Other	2,912	2,185

	$6,641	$7,311

Note 13: Income Taxes

The components of income tax expense (benefit) are as follows.

	Current	Deferred	Total
2019:
Federal	$2,270	$39	$2,309
State	296	18	314

	$2,566	$57	$2,623

2018:
Federal	$1,591	$318	$1,909
State	187	90	277

	$1,778	$408	$2,186

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 13: Income Taxes (continued)

The differences between actual income tax expense and expected income tax expense are summarized as follows.

	2019	2018
Amount computed using the Federal statutory rate
of 21% on earnings before income
taxes in 2019 and 2018, respectively	$2,241	$1,957
Increase (decrease) resulting from:
Tax-exempt income, net of disallowed interest deduction	(9)	(15)
State income taxes, net of Federal effect	249	219
Deferred tax asset write-down	—	—
Life insurance income	(83)	(89)
Other, net	225	114

	$2,623	$2,186

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 13: Income Taxes (continued)

The components of the net deferred tax asset at December 31, 2019 and 2018 consist of the following.

	2019	2018
Deferred tax assets:
Allowance for loan losses	$1,968	$2,150
Deferred retirement plans	4,111	4,117
Trust preferred fees	11	12
Other real estate	95	79
ESOP shares released	—	1
Accrued interest on non accrual loans	78	68
Marketable equity securities	14	—
Non compete payments	25	—
Unrealized loss on securities available-for-sale	119	652

Total deferred tax assets	6,421	7,079

Deferred tax liabilities:
Depreciation	(1,062)	(1,154)
Federal Home Loan Bank stock dividends	(66)	(49)
Prepaid expenses	(112)	(126)

Total deferred tax liabilities	(1,240)	(1,329)

Net deferred tax assets	$5,181	$5,750

The Company files income tax returns in the U.S. federal jurisdiction and various states.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 14: Stockholders’ Equity

Reclassification and Redesignation of Common Stock

On February 28, 2006, shareholders of the Company approved a plan to amend its articles of incorporation that reclassified its outstanding $1.25 par value stock into two separate classes. The purpose of the plan was to reduce the number of record holders of any class of common stock to allow the Company to not have to become a “public” company and incur the costs of having to register its common stock under Federal securities laws.

The Plan involved the following steps:

(1)	Class B common stock, a new series, was authorized to be issued to all holders with 500 or fewer shares of the existing common stock. Class B common stock has a par value of $1.25.

(2)	The remaining existing common stock held by persons with more than 500 shares was redesignated as Class A common stock with a par value of $1.25.

Class B common stock is non-voting except with regard to a vote on a merger or a transaction which would otherwise result in a change of control. Holders of Class B common stock share in distribution of the assets with the holders of Class A common stock of liquidation or dissolution of the Company. Class B common shareholders are entitled to receive dividends, if any are declared, and receive an additional $0.25 per share dividend over the dividends paid on Class A common shares.

Class A common shareholders retain the same rights and privileges as to dividends, liquidation and voting as did holders of the previous common stock of the Company.

Note 15: Earnings Per Share

Basic earnings per share are available to common shareholders computed by dividing net earnings by the weighted average number of shares outstanding during the period (both Class A and Class B shares). Unallocated (pledged) ESOP shares are not considered as outstanding shares for the purpose of basic earnings per share. Diluted earnings per share are computed by dividing net earnings by the weighted average number outstanding shares during the period that would have been outstanding assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. The following is a reconciliation of weighted average shares outstanding.

	2019	2018
Net earnings available to common stockholders	$8,073	$7,131

Weighted average shares outstanding	3,528,456	3,523,859

Diluted shares outstanding	3,528,456	3,523,859

Basic earnings per share	$2.28	$2.02

Diluted earnings per share	$2.28	$2.02

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 16: Commitments and Contingencies

Litigation

The Bank and the Bank’s subsidiaries, in the normal course of business, are defendants in certain legal actions. Management believes that the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position. However, management cannot predict with reasonable certainty the impact, if any, that these actions might have on the Company until the litigation is terminated.

Credit Related Financial Instruments

Commitments to extend credit are agreements to lend money to customers pursuant to certain specified conditions and generally have fixed expiration dates or other termination clauses. Credit card arrangements represent the amount that preapproved credit limits exceed actual balances. Since many of these commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. When making these commitments, the Bank applies the same credit policies and standards as it does in the normal lending process. Collateral is obtained based upon the Bank’s assessment of a customers’ credit worthiness.

To meet the financing needs of its customers the Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments. The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and commercial letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments. A summary of these instruments at December 31, 2019, is as follows.

Commitments to extend credit	$96,040

Standby letters of credit	$1,762

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being fully drawn upon, the total commitment amounts disclosed above do not necessarily represent future cash requirements.

The Bank evaluates customers’ credit worthiness on a case-by-case basis. The amount of collateral obtained, if considered necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 16: Commitments and Contingencies (continued)

Standby letters of credit and commercial letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to its customers. The contractual amounts of credit-related financial instruments, such as commitments to extend credit and letters of credit, represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

Leases

The Bank leases premises under noncancelable operating leases that expire at various dates. Most of these leases may be renewed beyond their present expiration dates. Rental expense for premises amounted to $168 and $173 for the years ended December 31, 2019 and 2018, respectively. At December 31, 2019 future minimum payments under noncancelable operating leases with initial or remaining terms of one year or more are as follows.

Year ending December 31st	Amount
2020	$126
2021	117
2022	55

$298

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 17: Regulatory Matters

Federal banking regulations require that the Bank maintain certain cash reserves based on a percent of deposits. This requirement was $6,509 at December 31, 2019.

During the year ended December 31, 2014, the FDIC adopted final rules implementing the Basel Committee on Banking Supervision’s capital guidelines for U.S. banks. Under the final rules, minimum requirements will increase for both the quantity and quality of capital held by the Company and the Bank. The rules include a new common equity Tier 1 capital to risk-weighted assets minimum ratio of 4.5%; raise the minimum ratio of Tier 1 capital to risk-weighted assets from 4.0% to 6.0%; require a minimum ratio of Total capital to risk-weighted assets of 8.0%; and require a minimum Tier 1 leverage ratio of 4.0%.

A new capital conservation buffer, comprised of common equity Tier 1 capital, is also established above the minimum regulatory capital requirements. This capital conservation buffer will be phased in beginning January 1, 2016 at 0.625% of risk-weighted assets and will increase each subsequent year by an additional 0.625% until it reaches its final level of 2.5% on January 1, 2019. Strict eligibility criteria for regulatory capital instruments were also implemented under the final rules.

The phase-in period for the final rules began on January 1, 2015, with full compliance with all of the final rule’s requirements being phased in over a multi-year schedule which should be fully phased-in by January 1, 2019. Management believes that the Company’s capital levels remain characterized as “well-capitalized” under the new rules.

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions, by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of Total Capital, Tier I Capital and Common Equity Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2019 and 2018, that all capital adequacy requirements have been met.

The most recent notification by the Federal Deposit Insurance Company, as of December 31, 2019 categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To remain as well capitalized the Bank must maintain the ratios as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the institution’s category.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 17: Regulatory Matters (continued)

The Company’s and Bank’s actual capital amounts and ratios as of December 31, 2019 and 2018, are presented in the tables.

	Actual		Minimum Capital		Well Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2019:
Company:
Total capital (to risk weighted assets)	$109,962	11.8%	$74,810	8.0%	Not applicable
Tier I capital (to risk weighted assets)	102,064	10.9%	56,107	6.0%	Not applicable
Tier I capital (to average assets)	102,064	9.1%	44,928	4.0%	Not applicable
Common Equity Tier 1 capital (to risk weighted assets)	87,019	9.3%	42,080	4.5%	Not applicable

Bank:
Total capital (to risk weighted assets)	$112,502	12.1%	$74,518	8.0%	$93,148	10.0%
Tier I capital (to risk weighted assets)	104,604	11.2%	55,889	6.0%	74,518	8.0%
Tier I capital (to average assets)	104,604	9.3%	44,782	4.0%	55,978	5.0%
Common Equity Tier 1 capital (to risk weighted assets)	104,558	11.2%	41,916	4.5%	60,546	6.5%

December 31, 2018:
Company:
Total capital (to risk weighted assets)	$105,101	11.5%	$73,344	8.0%	Not applicable
Tier I capital (to risk weighted assets)	96,473	10.5%	55,008	6.0%	Not applicable
Tier I capital (to average assets)	96,473	8.5%	45,247	4.0%	Not applicable
Common Equity Tier 1 capital (to risk weighted assets)	81,428	8.9%	41,256	4.5%	Not applicable

Bank:
Total capital (to risk weighted assets)	$106,878	11.7%	$73,055	8.0%	$91,319	10.0%
Tier I capital (to risk weighted assets)	98,250	10.8%	54,791	6.0%	73,055	8.0%
Tier I capital (to average assets)	98,250	8.7%	45,102	4.0%	56,378	5.0%
Common Equity Tier 1 capital (to risk weighted assets)	98,204	10.8%	41,093	4.5%	59,357	6.5%

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 17: Regulatory Matters (continued)

Dividends paid by the Bank are the primary source of funds available to the Company for payment of dividends to its shareholders and other cash needs. Applicable Federal and State statutes and regulations impose restrictions on the amounts of dividends that may be declared by the Bank. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of the Bank’s total capital in relation to its assets, deposits and other such items and, as a result, capital adequacy considerations could further limit the availability of dividends from the Bank. The ability of the Company to pay dividends on its common stock is restricted by state banking laws, the FDIA, and FDIC regulations.

Note 18: Fair Value of Financial Instruments

In accordance with the Fair Value Measurements and Disclosure topic of the FASB ASC, disclosure of fair value information about financial instruments, whether or not recognized in the balance sheets, is required. Fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments. Therefore, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 18: Fair Value of Financial Instruments (continued)

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Investments and mortgage-backed securities - Where quoted prices are available in an active market, we classify the securities within level 1 of the valuation hierarchy. Securities are defined as both long and short positions. Level 1 securities include highly liquid government bonds and exchange-traded equities.

If quoted market prices are not available, we estimate fair values using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within level 2 of the valuation hierarchy, include GSE obligations, corporate bonds, and other securities. Mortgage-backed securities are included in level 2 if observable inputs are available. In certain cases, where there is limited activity or less transparency around inputs to the valuation, we classify those securities in level 3.

Cash and due from banks and interest-bearing deposits in other banks - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

Federal funds sold/purchased and securities sold under repurchase agreements - The carrying amount approximates fair value.

Loans - For variable-rate loans that re-price frequently and with no significant change in credit risk, fair value is based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential), credit card loans, and other consumer loans are based on quoted market prices of similar sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for other loans (for example, commercial real estate and investment property mortgage loans, commercial and industrial loans) are estimated using discounted cash flow analyses, using market interest rates for comparable loans. Fair values for nonperforming loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities - The fair values disclosed for demand deposits (for example, interest and noninterest checking, pass book savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates on comparable instruments to a schedule of aggregated expected monthly maturities on time deposits.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 18: Fair Value of Financial Instruments (continued)

Short-term borrowings - The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on current market rates for similar types of borrowing arrangements.

Accrued interest - The carrying amounts of accrued interest approximate fair value.

Notes payable - The fair value of advances from the FHLB are based on the discounted value of contractual cash flows, using current rates for discounting purposes.

Subordinated debentures payable to subsidiary trusts - The fair value of these instruments is based on the discounted value of contractual cash flows, using current rates for discounting purposes. Information regarding interest rates and maturities of these debentures is disclosed in Note 9.

Commitments to extend credit - Fair values for such commitments are typically based on fees currently charted to enter into similar agreements, taking into account the remaining terms of the agreements and the parties’ credit standing. Due to the effort and difficulty in implementing a valuation mode necessary to estimate the fair value of commitments to extend credit, the Bank does not consider this disclosure to be practicable. However, in the opinion of management, the fair value of commitments to extend credit would not be material.

Fair Value of Assets Measured on a Recurring Basis

The Company’s securities are measured on a recurring basis through a model used by the investment custodian. Many of the bond price adjustments meet level 2 criteria. Prices are derived from a model which uses actively quoted rates, prepayment models and other underlying credit and collateral data.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 18: Fair Value of Financial Instruments (continued)

The following table presents for each of the fair-value hierarchy level the Company’s financial assets and liabilities that are measured at fair value (in thousands) on a recurring basis at December 31, 2019 and 2018.

	Level 1	Level 2	Level 3
December 31, 2019:
U.S. Government agencies	$—	$12,535	$—
Mortgage-backed investments	—	70,676	—
State and political subdivisions	—	5,545	—
Corporate obligations	—	15,963	—

	$—	$104,719	$—

December 31, 2018:
U.S. Government agencies	$—	$13,781	$—
Mortgage-backed investments	—	101,502	—
State and political subdivisions	—	5,454	—

	$—	$120,737	$—

Fair Value Assets Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a non-recurring basis and therefore are not included in the table above. Impaired loans are level 2 assets measured using appraisals from external parties of the collateral less any prior liens and the estimated cost of holding and selling the collateral. The Bank did not record any liabilities at fair value for which measurement of the fair value was made on a nonrecurring basis during the years ended December 31, 2019 and 2018.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 18: Fair Value of Financial Instruments (continued)

The estimated fair values of the Company’s financial instruments at December 31, 2019, were as follows:

	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks and interest bearing deposits in other banks	$47,518	$47,518
Securities available-for-sale	104,719	104,719
Loans , net of allowances for loan losses	897,767	899,636
Accrued interest receivable	3,830	3,830

Financial liabilities:
Noninterest bearing deposits	130,238	130,238
Interest bearing deposits	868,077	820,764
Short term borrowings and notes payable	15,366	15,426
Debentures	15,465	15,465
Interest payable	2,807	2,807

The estimated fair values of the Company’s financial instruments at December 31, 2018, were as follows:

	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks and interest bearing deposits in other banks	$92,511	$92,511
Securities available-for-sale	120,737	120,737
Loans , net of allowances for loan losses	863,673	860,758
Accrued interest receivable	3,658	3,658

Financial liabilities:
Noninterest bearing deposits	140,257	140,257
Interest bearing deposits	876,985	971,366
Short term borrowings and notes payable	31,293	30,782
Debentures	15,465	15,465
Interest payable	2,146	2,146

Note 19: Pension Plan

The Bank has a pension plan covering employee that formerly worked for Mississippi Southern Bank. The plan was frozen as of December 31, 2002, and no new participants may enter the plan after that date. Compensation and service after December 31, 2002, is not taken into account in determining benefits under the plan. The Bank contributes actuarially determined amounts to finance the plan benefits; participants are no longer required to contribute toward the cost of the plan.

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 19: Pension Plan (continued)

Applicable guidance contained in the Accounting Standards Codification requires the Bank to recognize an asset or liability in the financial statements for the overfunded or underfunded status of its pension plan.

At December 31, 2019 and 2018, the Bank has an asset for the overfunded status and a liability for the underfunded status, respectively, of the plan as follows:

	2019	2018

Projected benefit obligation	$(569)	$(517)
Plan assets at fair value	1,199	1,039

Funded status - accrued asset	$630	$522

Actuarial gain	$145	$92

The weighted-average assumptions used to determine the benefit obligation and net pension cost were as follows:

	2019	2018

Discount rate	3.10%	4.16%
Rate of compensation expense	n/a	n/a
Expected return on assets	7.50%	7.50%

The benefits expected to be paid from the plan over the next ten years are as follows:

Year ending December 31st	Amount
2020	$38
2021	37
2022	36
2023	36
2024	36
2025 - 2029	168

$351

STATE CAPITAL CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Dollars In Thousands, Except Share Data)

Note 20: Subsequent Events

Management has evaluated events through the date that the financial statements were available to be issued, March 10, 2020 and determined that the following disclosure is necessary. On September 19, 2019 – BancPlus Corporation (“BancPlus”), the parent company of BankPlus (“BankPlus”) and State Capital Corp., (“State Capital”), the parent company of State Bank & Trust Company (“State Bank”) jointly announced the signing of a definitive merger agreement under which BancPlus and State Capital will merge to position the combined company to become a premier regional bank. Subject to the terms of the merger agreement, State Capital shareholders will receive shares of BancPlus’s common stock for each outstanding share of State Capital common stock.

No events occurring after this date have been evaluated for inclusion in these financial statements.

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 21. Bank Only Financial Statements

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2019 AND 2018

ASSETS

	2019	2018
Cash and due from banks	$29,277	$24,322
Federal funds sold	6,573	66,877

Cash and cash equivalents	35,850	91,199
Interest bearing deposits in other banks	11,668	1,312
Securities available-for-sale	104,719	120,737
Loans, less allowances for loan losses of $7,887 and
$8,617 at December 31, 2019 and 2018, respectively	897,767	863,673
Bank premises and equipment, net	32,104	32,742
Accrued interest receivable	3,830	3,658
Other assets	64,355	64,545

Total Assets	$1,150,293	$1,177,866

LIABILITIES AND STOCKHOLDER’S EQUITY

	2019	2018
LIABILITIES
Non-interest bearing deposits	$131,327	$142,154
Interest bearing deposits	868,077	876,985
Short-term borrowings	—	434
Notes payable	15,366	30,859
Accrued interest payable	2,783	2,117
Other liabilities	1,570	1,898

Total liabilities	1,019,123	1,054,447

STOCKHOLDER’S EQUITY
Common stock of $200 par value; 1,120 shares authorized, issued and outstanding	224	224
Capital surplus	78,089	78,089
Undivided profits	53,216	47,069
Accumulated other comprehensive loss, net unrealized gains (losses) on securities available for sale	(359)	(1,963)

Total stockholder’s equity	131,170	123,419

Total Liabilities and Stockholder’s Equity	$1,150,293	$1,177,866

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 21: Bank Only Financial Statements (continued)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

INTEREST INCOME
Interest and fees on loans	$46,851	$44,188
Taxable investment income	2,973	2,579
Tax-exempt investment income	157	190
Federal funds sold	631	302
Interest bearing deposits	250	47

Total interest income	50,862	47,306

INTEREST EXPENSE
Deposits	11,493	8,059
Short-term borrowings	1	45
Other borrowings	583	771

Total interest expense	12,077	8,875

NET INTEREST INCOME	38,785	38,431
Provision for loan losses	456	147

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	38,329	38,284

OTHER OPERATING INCOME
Service charges and fees on deposit accounts	3,422	3,277
Gain on sales of securities available-for-sale	347	31
Other income	4,506	3,859

	8,275	7,167

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 21: Bank Only Financial Statements (continued)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
OTHER OPERATING EXPENSE
Salaries and employee benefits	$20,311	$20,408
Net occupancy expenses	3,662	3,458
Equipment and data processing expenses	2,555	2,550
Other operating expenses	5,663	6,937

	32,191	33,353

INCOME BEFORE INCOME TAX EXPENSE	14,413	12,098
Income tax expense	3,354	2,810

NET INCOME	$11,059	$9,288

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 22: Parent Only Financial Statements

BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

ASSETS

	2019	2018
Cash	$622	$1,822
Investment in banking subsidiary	131,170	123,419
Investment in statutory trusts	466	466
Investment in nonbanking subsidiary	50	53
Other assets	3,771	3,666

Total assets	$136,079	$129,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Subordinated debentures	$15,465	$15,465
Other liabilities	6,615	6,950

Total liabilities	22,080	22,415

Stockholders’ equity	113,999	107,011

Total liabilities and stockholders’ equity	$136,079	$129,426

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 22: Parent Only Financial Statements (continued)

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
INCOME
Dividends declared by banking subsidiary	$4,850	$1,250
Equity in undistributed earnings of banking subsidiary and excess distribution of earnings	6,209	8,038
Equity in earnings (loss) of nonbanking subsidiary	(3)	(1)
Other income	21	19

Total income	11,077	9,306

EXPENSES
Interest expense	684	638
Salaries and employee benefits	2,101	1,788
Other expenses	975	373

Total expenses	3,760	2,799

INCOME BEFORE INCOME TAXES	7,317	6,507
Income tax expense (benefit)	(731)	(624)

NET INCOME	$8,048	$7,131

STATE CAPITAL CORP. AND SUBSIDIARIES

GREENWOOD, MISSISSIPPI

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In Thousands, Except for Share Data)

Note 22: Parent Only Financial Statements (continued)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,048	$7,131
Adjustments to reconcile net income to net cash flows from operating activities:
Equity in undistributed earnings of banking subsidiary and excess distribution of earnings	(6,209)	(8,038)
Equity in undistributed (earnings) loss of non banking subsidiary	3	1
Release of unallocated shares	22	22
Contribution of Class A common shares to ESOP	360	446
Other, net	(440)	(411)

Net cash (used in) provided by operating activities	1,784	(849)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of common stock	—	274
Repurchase of common stock	(595)	(244)
Cash dividends paid	(2,389)	(2,033)

Net cash used in financing activities	(2,984)	(2,003)

(Decrease) increase in cash	(1,200)	(2,852)
Cash in subsidiary bank - beginning of year	1,822	4,674

Cash in subsidiary bank - end of year	$622	$1,822